     THIS  SECURITY IS A GLOBAL  SECURITY  WITHIN THE  MEANING OF THE  INDENTURE
HEREINAFTER  REFERRED  TO AND IS  REGISTERED  IN THE NAME OF A  DEPOSITARY  OR A
NOMINEE  THEREOF.  THIS  SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A
SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE
REGISTERED,  IN THE NAME OF ANY PERSON OTHER THAN SUCH  DEPOSITARY  OR A NOMINEE
THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

No. 1                                                         CUSIP:  __________

                   TORTOISE NORTH AMERICAN ENERGY CORPORATION

    $40,000,000 Aggregate Principal amount Tortoise Notes, Series A Due 20__

     Tortoise  North  American  Energy  Corporation,   a  Maryland  Corporation,
promises to pay to Cede & Co., or registered assigns, the principal sum of Forty
Million Dollars on ___, 20__.

     Additional  provisions of the Series A Tortoise  Notes are set forth on the other side hereof.

     Dated: _____, 2006

                                       TORTOISE NORTH AMERICAN ENERGY
                                       CORPORATION

                                       By:
                                            ------------------------------------
                                       Name:  David J.  Schulte
                                       Title:  President and Chief Executive
                                               Officer
Attest:

By:
     ---------------------------------
Name:  Zachary A. Hamel
Title:  Secretary

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the Securities of the series
designated herein and referred to in the
within-mentioned Indenture.

Dated:  ___, 2006

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
AS TRUSTEE

By:
    -----------------------------------------
      Authorized Signatory

                          FORM OF REVERSE SIDE OF NOTE

                   TORTOISE NORTH AMERICAN ENERGY CORPORATION

       $40,000,000 AGGREGATE PRINCIPAL AMOUNT SERIES A TORTOISE NOTES DUE
                                      20__

1.       Interest

         Tortoise North American Energy Corporation, a Maryland corporation
(such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of the Series A Tortoise Notes (the "Tortoise
Notes") at the Applicable Rate until maturity.

         General. Each series of Tortoise Notes will bear interest at the
Applicable Rate determined as set forth below, payable on the respective dates set forth below. Interest on the Tortoise Notes shall be payable when due (as described below). If the Company does not pay interest when due, it will trigger an event of default under the Indenture (subject to the cure provisions), and the Company will be restricted from declaring dividends and making other distributions with respect to its common stock and any preferred stock.

         On the Business Day next preceding each Interest Payment Date, the
Company is required to deposit with the Paying Agent sufficient funds for the payment of interest. The Company does not intend to establish any reserves for the payment of interest.

         All moneys paid to the Paying Agent for the payment of interest shall be held in trust for the payment of such interest to the Holders. Interest will be paid by the Paying Agent to the Holders as their names appear on the securities ledger or securities records of the Company, which Holder(s) is expected to be the nominee of the Securities Depository. The Securities
Depository will credit the accounts of the Agent Members of the Holders in accordance with the Securities Depository's normal procedures. The Securities
Depository's current procedures provide for it to distribute interest in same-day funds to Agent Members who are, in turn, expected to distribute such interest to the persons for whom they are acting as agents. The Agent Member of a beneficial owner will be responsible for holding or disbursing such payments on the applicable Interest Payment Date to such beneficial owner in accordance with the instructions of such Holder.

         Interest in arrears for any past Rate Period may be subject to a
Default Rate of interest (described below) and may be paid at any time, without reference to any regular Interest Payment Date, to the Holders as their names appear on the securities ledger or securities records of the Company on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors. Any interest payment shall first be credited against the earliest accrued but unpaid interest. No interest will be payable in respect of any payment or payments which may be in arrears.

         The amount of interest payable on each Interest Payment Date of each
Rate Period of less than one (1) year (or in respect of interest on another date in connection with a redemption during such Rate Period) shall be computed by multiplying the Applicable Rate (or the Default Rate) for such Rate Period (or a portion thereof) by a fraction, the numerator of which will be the number of days in such Rate Period (or portion thereof) that such Tortoise Notes were outstanding and for which the Applicable Rate or the Default Rate was applicable and the denominator of which will be 360, multiplying the amount so obtained by
$25,000, and rounding the amount so obtained to the nearest cent. During any
Rate Period of one (1) year or more, the amount of interest per Tortoise Note payable on any Interest Payment Date (or in respect of interest on another date in connection with a redemption during such Rate Period) shall be computed as described in the preceding sentence.

         Determination of Interest Rate. The interest rate for the initial Rate
Period (i.e., the period from and including the Original Issue Date to and including the initial Auction Date) and the initial Auction Date are set forth on the cover page of the Prospectus. After the initial Rate Period, subject to certain exceptions, the Tortoise Notes will bear interest at the Applicable Rate that the Auction Agent advises the Company has resulted from an Auction.

         The initial Rate Period for Tortoise Notes Series A shall be __ days.
Rate Periods after the initial Rate Period shall either be Standard Rate Periods or, subject to certain conditions and with notice to Holders, Special Rate
Periods.

         A Special Rate Period will not be effective unless Sufficient Clearing
Bids exist at the Auction in respect of such Special Rate Period (that is, in general, the aggregate amount of Tortoise Notes subject to Submitted Bids by
Potential Holders is at least equal to the aggregate amount of Tortoise Notes subject to Sell Orders by Existing Holders).

         Interest will accrue at the Applicable Rate from the Original Issue
Date and shall be payable on each Interest Payment Date thereafter. For Rate
Periods of less than 30 days, Interest Payment Dates shall occur on the first
Business Day following such Rate Period and, if greater than 30 days, then on a monthly basis on the first Business Day of each month within such Rate Period and on the Business Day following the last day of such Rate Period. Interest will be paid through the Securities Depository on each Interest Payment Date.

         Except during a Default Period as described below, the Applicable Rate resulting from an Auction will not be greater than the Maximum Rate, which is equal to the Applicable Percentage of the Reference Rate, subject to upward but not downward adjustment in the discretion of the Board of Directors after consultation with the Broker-Dealers. The Applicable Percentage will be determined based on the lower of the credit ratings assigned on that date to the
Tortoise Notes by Moody's and Fitch, as follows:

         MOODY'S                    FITCH                        APPLICABLE
         CREDIT RATING              CREDIT RATING                PERCENTAGE
         -------------              -------------                ----------
         Aa3 or above               AA- or above                    200%
         A3 to A1                   A- to A+                        250%
         Baa3 to Baa1               BBB- to BBB+                    275%
         Below Baa3                 Below BBB-                      300%

         The Reference Rate is the greater of (1) the applicable AA Composite
Commercial Paper Rate (for a Rate Period of fewer than 184 days) or the applicable Treasury Index Rate (for a Rate Period of 184 days or more), or (2)
the applicable LIBOR. For Standard Rate Periods or less only, the Applicable
Rate resulting from an Auction will not be less than the Minimum Rate, which is
70% of the applicable AA Composite Commercial Paper Rate. No Minimum Rate is
specified for Auctions in respect to Rate Periods of more than the Standard Rate
Period.

         The Maximum Rate for the Tortoise Notes will apply automatically following an Auction for the notes in which Sufficient Clearing Bids have not been made (other than because all Tortoise Notes were subject to Submitted Hold
Orders). If an Auction for any subsequent Rate Period is not held for any reason, including because there is no Auction Agent or Broker-Dealer, then the
Interest Rate on the Tortoise Notes for any such Rate Period shall be the
Maximum Rate (except for circumstances in which the Interest Rate is the Default
Rate, as described below).

         The All Hold Rate will apply automatically following an Auction in which all of the outstanding Tortoise Notes are subject to (or are deemed to be subject to) Submitted Hold Orders. The All Hold Rate is 80% of the applicable AA
Composite Commercial Paper Rate.

         Prior to each Auction, Broker-Dealers will notify Holders and the
Trustee of the term of the next succeeding Rate Period as soon as practicable after the Broker-Dealers have been so advised by the Company. After each
Auction, on the Auction Date, Broker-Dealers will notify Holders of the
Applicable Rate for the next succeeding Rate Period and of the Auction Date of the next succeeding Auction.

         Notification of Rate Period. The Company will designate the duration of subsequent Rate Periods of each series of Tortoise Notes; provided, however, that no such designation is necessary for a Standard Rate Period and, provided further, that any designation of a Special Rate Period shall be effective only if (i) notice thereof shall have been given as provided herein, (ii) any failure to pay in a timely manner to the Trustee the full amount of any interest on, or the redemption price of, Tortoise Notes shall have been cured as provided above,
(iii) Sufficient Clearing Bids shall have existed in an Auction held on the
Auction Date immediately preceding the first day of such proposed Special Rate
Period, (iv) if the Company shall have mailed a Notice of Redemption with respect to any Tortoise Notes, the redemption price with respect to such
Tortoise Notes shall have been deposited with the Paying Agent, and (v) the
Company has confirmed that as of the Auction Date next preceding the first day of such Special Rate Period, it has Eligible Assets with an aggregate Discounted
Value at least equal to the Tortoise Notes Basic Maintenance Amount, and the
Company has consulted with the Broker-Dealers and has provided notice of such designation and otherwise complied with the Rating Agency Guidelines.

         Designation of a Special Rate Period. If the Company proposes to designate any Special Rate Period, not fewer than seven (7) (or two (2) Business
Days in the event the duration of the Rate Period prior to such Special Rate
Period is fewer than eight (8) days) nor more than 30 Business Days prior to the first day of such Special Rate Period, notice shall be (i) made by press release and (ii) communicated by the Company by telephonic or other means to the Trustee and confirmed in writing promptly thereafter. Each such notice shall state (A)
that the Company proposes to exercise its option to designate a succeeding
Special Rate Period, specifying the first and last days thereof and (B) that the
Company will by 3:00 p.m., New York City time, on the second Business Day next preceding the first day of such Special Rate Period, notify the Auction Agent and the Trustee, who will promptly notify the Broker-Dealers, of either (x) its determination, subject to certain conditions, to proceed with such Special Rate
Period, subject to the terms of any Specific Redemption Provisions, or (y) its determination not to proceed with such Special Rate Period, in which latter event the succeeding Rate Period shall be a Standard Rate Period.

         No later than 3:00 p.m., New York City time, on the second Business Day next preceding the first day of any proposed Special Rate Period, the Company shall deliver to the Trustee and the Auction Agent, who will promptly deliver to the Broker-Dealers and Existing Holders, either:

         (i) a notice stating (A) that the Company has determined to designate the next succeeding Rate Period as a Special Rate Period, specifying the first and last days thereof and (B) the terms of any Specific Redemption Provisions;
or

         (ii) a notice stating that the Company has determined not to exercise its option to designate a Special Rate Period.

         If the Company fails to deliver either such notice with respect to any designation of any proposed Special Rate Period to the Auction Agent and the
Auction Agent is unable to make the confirmation described above by 3:00 p.m.,
New York City time, on the second Business Day next preceding the first day of such proposed Special Rate Period, the Company shall be deemed to have delivered a notice to the Auction Agent with respect to such Rate Period to the effect set forth in clause (ii) above, thereby resulting in a Standard Rate Period.

         Default Period. Subject to cure provisions, a Default Period with respect to a particular series of Tortoise Notes will commence on any date the
Company fails to deposit irrevocably in trust in same-day funds, with the Paying
Agent by 12:00 noon, New York City time,

         (A) the full amount of any declared interest on that series payable on the Interest Payment Date (an "Interest Default"), or

         (B) the full amount of any redemption price (the "Redemption Price")
payable on the date fixed for redemption (the "Redemption Date") (a "Redemption
Default" and together with an Interest Default, hereinafter referred to as
"Default").

         Subject to cure provisions, a Default Period with respect to an
Interest Default or a Redemption Default shall end on the Business Day on which, by 12:00 noon, New York City time, all unpaid interest and any unpaid Redemption
Price shall have been deposited irrevocably in trust in same-day funds with the
Paying Agent. In the case of an Interest Default, the Applicable Rate for each
Rate Period commencing during a Default Period will be equal to the Default
Rate, and each subsequent Rate Period commencing after the beginning of a
Default Period shall be a Standard Rate Period; provided, however, that the commencement of a Default Period will not by itself cause the commencement of a new Rate Period.

         No Auction shall be held during a Default Period with respect to an
Interest Default applicable to that series of Tortoise Notes. No Default Period with respect to an Interest Default or Redemption Default shall be deemed to commence if the amount of any interest or any Redemption Price due (if such default is not solely due to the willful failure of the Company) is deposited irrevocably in trust, in same-day funds with the Paying Agent by 12:00 noon, New
York City time within three Business Days after the applicable Interest Payment
Date or Redemption Date, together with an amount equal to the Default Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 360 for each series. The Default Rate shall be equal to the Reference Rate multiplied by three (3).

2.       Trustee, Paying Agent and Auction Agent

         The Bank of New York Trust Company, N.A., a national banking association (together with its successors, the "Trustee"), will act as Paying
Agent with respect to the Tortoise Notes unless and until another entity appointed by a resolution of the Board of Directors enters into an agreement with the Company to serve as paying agent, which paying agent may be the same as the Trustee or the Auction Agent.

         The Bank of New York, a national banking association duly organized and operating under the laws of the United States of America, will act as Auction
Agent unless and until another commercial bank, trust company, or other financial institution appointed by a resolution of the Board of Directors enters into an agreement with the Company to follow the Auction Procedures for the purpose of determining the Applicable Rate.

3.       Indenture

         The Company issued the Tortoise Notes under an Indenture dated as of ___,
2006, and a Supplemental Indenture dated ____, 2006 collectively, the
"Indenture"), between the Company and the Trustee. The terms of the Tortoise
Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.ss.ss. 77aaa-77bbbb)
as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the
Indenture. The Tortoise Notes are subject to all such terms, and Holders of
Tortoise Notes are referred to the Indenture and the Act for a statement of those terms.

         The aggregate principal amount of Tortoise Notes which may be authenticated and delivered under the Indenture is unlimited (per Section 3.1 of the Indenture). The Tortoise Notes

are one of the Auction  Rate Senior  Notes  referred  to in the  Indenture.  The
Indenture  imposes certain  limitations on, among other things,  the issuance of debt and  redeemable  stock by the Company,  the payment of dividends  and other distributions and acquisitions or retirements of the Company's capital stock and transactions with Affiliates.

4.       Optional Redemption

         To the extent permitted under the 1940 Act and Maryland law, the
Company at its option may redeem Tortoise Notes having a Rate Period of one year or less, in whole or in part, out of funds legally available therefor, on the
Interest Payment Date upon not less than 15 days' and not more than 40 days'
prior notice. This optional redemption is not available during the initial Rate
Period or during any period during which the Company does not have the option to redeem Tortoise Notes. The optional redemption price shall be equal to the aggregate principal amount of the Tortoise Notes to be redeemed, plus an amount equal to accrued interest to the date fixed for redemption. Tortoise Notes having a Rate Period of more than one year are redeemable at the option of the
Company, in whole or in part, out of funds legally available therefor, prior to the end of the relevant Rate Period, upon not less than 15 days' and not more than 40 days' prior notice, subject to any Specific Redemption Provisions, which may include the payment of redemption premiums. The Company shall not effect any optional redemption unless after giving effect thereto (1) the Company has available on such date fixed for the redemption certain Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount (including any applicable premium) due to Holders of a series of Tortoise Notes by reason of the redemption of a series of Tortoise Notes and (2) the Company would have
Eligible Assets with an aggregate Discounted Value at least equal to the
Tortoise Notes Basic Maintenance Amount immediately subsequent to such redemption.

         The Company also reserves the right to repurchase Tortoise Notes in market or other transactions from time to time in accordance with applicable law and at a price that may be more or less than the principal amount of the
Tortoise Notes, but is under no obligation to do so.

5.       Mandatory Redemption

         If the Company fails to maintain Eligible Assets with an aggregate
Discounted Value at least equal to the Tortoise Notes Basic Maintenance Amount as of any Valuation Date or, fails to satisfy the 1940 Act Tortoise Notes Asset
Coverage as of the last Business Day of any month, and such failure is not cured within ten Business Days following such Valuation Date in the case of a failure to maintain the Tortoise Notes Basic Maintenance Amount or on the last Business
Day of the following month in the case of a failure to maintain the 1940 Act
Tortoise Notes Asset Coverage as of such last Business Day (each an "Asset
Coverage Cure Date"), the Tortoise Notes will be subject to mandatory redemption out of funds legally available therefor.

         The aggregate principal amount of Tortoise Notes to be redeemed in such circumstances will be equal to the lesser of (1) the minimum principal amount of
Tortoise Notes the redemption of which, if deemed to have occurred immediately prior to the opening of business on the relevant Asset Coverage Cure Date, would result in the Company having Eligible Assets with an

aggregated  Discounted  Value  at  least  equal  to  the  Tortoise  Notes  Basic
Maintenance  Amount or sufficient  to satisfy the 1940 Act Tortoise  Notes Asset
Coverage,  as the case may be, in either case as of the relevant  Asset Coverage
Cure  Date  (provided  that,  if there is no such  minimum  principal  amount of
Tortoise  Notes the  redemption  of which would have such  result,  all Tortoise
Notes then outstanding will be redeemed),  and (2) the maximum  principal amount of Tortoise  Notes that can be redeemed  out of funds  expected to be  available therefor on the Mandatory  Redemption  Date (as defined  below) at the Mandatory
Redemption Price (as defined below).

         Any redemption of less than all of the outstanding Tortoise Notes of a series will be made from Tortoise Notes designated by the Company. The Company shall designate Tortoise Notes to be redeemed on a pro rata basis among the
Holders in proportion to the principal amount of Tortoise Notes they hold, by lot or such other method as the Company shall deem equitable. No optional or mandatory redemption of less than all outstanding Tortoise Notes of a series will be made unless the aggregate principal amount of Tortoise Notes to be redeemed is equal to $25,000 or integral multiples thereof. Any redemption of less than all Tortoise Notes outstanding will be made in such a manner that all
Tortoise Notes outstanding after such redemption are in authorized denominations.

         The Company is required to effect such a mandatory redemption not later than 40 days after the Asset Coverage Cure Date, as the case may be (the
"Mandatory Redemption Date"), except that if the Company does not have funds legally available for the redemption of, or is not otherwise legally permitted to redeem, all of the outstanding Tortoise Notes of a series, which are subject to mandatory redemption, or the Company otherwise is unable to effect such redemption on or prior to such Mandatory Redemption Date, the Company will redeem those Tortoise Notes on the earliest practicable date on which the
Company will have such funds available, upon notice to record owners of Tortoise
Notes and the Paying Agent. The Company's ability to make a mandatory redemption may be limited by the provisions of the 1940 Act or Maryland law. The redemption price per Tortoise Note in the event of any mandatory redemption will be the principal amount, plus an amount equal to accrued but unpaid interest to the date fixed for redemption, plus (in the case of a Rate Period of more than one year) a redemption premium, if any, determined by the Board of Directors after consultation with the Broker-Dealers and set forth in any applicable Specific
Redemption Provisions (the "Mandatory Redemption Price").

6.       Notice of Redemption

         Pursuant to Rule 23c-2 under the 1940 Act, the Company will file a notice of its intention to redeem with the Commission so as to provide at least the minimum notice required by such Rule or any successor provision (notice currently must be filed with the Commission generally at least 30 days prior to the redemption date). The Company shall deliver a notice of redemption to the
Auction Agent and the Trustee containing the information described below at least three Business Days prior to the giving of notice to Holders in the case of an optional redemption and on or prior to the 30th day preceding the
Mandatory Redemption Date in the case of a mandatory redemption. The Trustee will use its reasonable efforts to provide notice to each holder of Tortoise
Notes called for redemption by electronic means not later than the close of business on the Business Day immediately following the Business Day on which the
Trustee determines the

principal  amount of Tortoise Notes to be redeemed (or,  during a Default Period with respect to such Tortoise Notes, not later than the close of business on the
Business Day immediately  following the day on which the Trustee receives notice of redemption from the Company).  Such notice will be confirmed  promptly by the
Trustee in writing not later than the close of  business  on the third  Business
Day  preceding  the  redemption  date by providing  the notice to each holder of record of Tortoise Notes called for  redemption,  the Paying Agent (if different from the Trustee) and the Securities  Depository  ("Notice of Redemption").  The
Notice of Redemption will be addressed to the registered  owners of the Tortoise
Notes at their addresses appearing on the books or share records of the Company.
Such notice will set forth (1) the date fixed for redemption,  (2) the principal amount and identity of Tortoise Notes to be redeemed,  (3) the redemption  price
(specifying  the amount of  accrued  interest  to be  included  therein  and any redemption  premium,  if any),  (4) that  interest on the  Tortoise  Notes to be redeemed will cease to accrue on such date fixed for  redemption,  (5) available
CUSIP numbers,  and (6) the provision under which  redemption  shall be made. No defect in the Notice of Redemption or in the transmittal or mailing thereof will affect  the  validity  of the  redemption  proceedings,  except as  required  by applicable law.

         If less than all of the outstanding Tortoise Notes of a series are redeemed on any date, the amount per Holder to be redeemed on such date will be selected by the Company on a pro rata basis in proportion to the principal amount of Tortoise Notes held by such Holders, by lot or by such other method as is determined by the Company to be fair and equitable, subject to the terms of any Specific Redemption Provisions and subject to maintaining authorized denominations as described above. Tortoise Notes may be subject to mandatory redemption as described herein notwithstanding the terms of any Specific
Redemption Provisions. The Trustee will give notice to the Securities
Depository, whose nominee will be the record holder of all of the Tortoise
Notes, and the Securities Depository will determine the Tortoise Notes to be redeemed from the account of the Agent Member of each beneficial owner. Each
Agent Member will determine the principal amount of Tortoise Notes to be redeemed from the account of each beneficial owner for which it acts as agent.
An Agent Member may select for redemption Tortoise Notes from the accounts of some beneficial owners without selecting for redemption any Tortoise Notes from the accounts of other beneficial owners. Notwithstanding the foregoing, if neither the Securities Depository nor its nominee is the record holder of all of the Tortoise Notes, the particular principal amount to be redeemed shall be selected by the Company by lot, on a pro rata basis between each series or by such other method as the Company shall deem fair and equitable, as contemplated above.

         If Notice of Redemption has been given, then upon the deposit of funds with the Paying Agent sufficient to effect such redemption, interest on such
Tortoise Notes will cease to accrue and such Tortoise Notes will no longer be deemed to be outstanding for any purpose and all rights of the owners of the
Tortoise Notes so called for redemption will cease and terminate, except the right of the owners of such Tortoise Notes to receive the redemption price, but without any interest or additional amount. The Company shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Paying Agent in excess of (1) the aggregate redemption price of the Tortoise Notes called for redemption on such date and (2) such other amounts, if any, to which holders of Tortoise Notes called for redemption may be entitled. The Company will be entitled to receive, from time to

                                       10

time after the date fixed for redemption, from the Paying Agent the interest, if any  earned on such  funds  deposited  with the  Paying  Agent and the owners of
Tortoise Notes so redeemed will have no claim to any such interest. Any funds so deposited  which are unclaimed two years after such redemption date will be paid to the extent  permitted  by law, by the Paying  Agent to the  Company  upon its request. After such payment, holders of Tortoise Notes called for redemption may look only to the Company for payment.

         So long as any Tortoise Notes are held of record by the nominee of the
Securities Depository, the redemption price for such Tortoise Notes will be paid on the redemption date to the nominee of the Securities Depository. The
Securities Depository's normal procedures provide for it to distribute the amount of the redemption price to Agent Members who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.

         Notwithstanding the provisions for redemption described above, no
Tortoise Notes may be redeemed unless all interest in arrears on the Outstanding
Tortoise Notes, and any indebtedness of the Company ranking on a parity with the
Tortoise Notes, have been or are being contemporaneously paid or set aside for payment, except in connection with the liquidation of the Company in which case all Tortoise Notes and all indebtedness ranking on a parity with the Tortoise
Notes must receive proportionate amounts and that the foregoing shall not prevent the purchase or acquisition of all the Outstanding Tortoise Notes pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all
Outstanding Tortoise Notes.

         Except for the provisions described above, nothing contained in the
Indenture limits any legal right of the Company to purchase or otherwise acquire
Tortoise Notes outside of an Auction at any price, whether higher or lower than the price that would be paid in connection with an optional or mandatory redemption, so long as, at the time of any such purchase, there is no arrearage in the payment of interest on or the mandatory or optional redemption price with respect to, any Tortoise Notes for which Notice of Redemption has been given and the Company is in compliance with the 1940 Act Tortoise Notes Asset Coverage and has Eligible Assets with an aggregate Discounted Value at least equal to the
Tortoise Notes Basic Maintenance Amount after giving effect to such purchase or acquisition on the date thereof. If less than all outstanding Tortoise Notes are redeemed or otherwise acquired by the Company, the Company shall give notice of such transaction to the Auction Agent, in accordance with the procedures agreed upon by the Board of Directors.

7.       Denominations; Transfer; Exchange

         The Tortoise Notes are in registered form without coupons in denominations of the Principal Amount of $25,000 and integral multiples thereof.
A Holder may transfer or exchange Tortoise Notes in accordance with the
Indenture. The Company, Security Registrar or Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

                                       11

8.       Persons Deemed Owners

         The registered Holder of Tortoise Notes may be treated as the owner for all purposes.

9.       Unclaimed Money

         If money for the payment of Principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company, to the extent permitted by law. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.      Defeasance

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Tortoise Notes and the Indenture if the
Company deposits with the Trustee money, U.S. Government Obligations, such other obligations or arrangements as may be specified, or a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof for the payment of principal and any premium and interest on the Tortoise Notes on the respective Stated Maturities, in accordance with the terms of the Indenture and such Securities.

11.      Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the
Indenture or the Tortoise Notes may be amended with the written consent of the
Holders of at least a majority in Principal Amount outstanding of the Tortoise
Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in Principal Amount outstanding of the Tortoise Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of the Tortoise Notes, the
Company and the Trustee may amend the Indenture or the Tortoise Notes: to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the
Securities; to add to the covenants of the Company for the benefit of the
Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon the Company by the Indenture; to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional
Events of Default are expressly being included solely for the benefit of such series); to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (1) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the
Holder of any such Security with

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respect to such  provision or (B) shall become  effective  only when there is no such  Security  Outstanding;  or to establish the form or terms of Securities of any series and to increase the  aggregate  principal  amount of any  Outstanding series of Securities, as permitted by the Indenture; to evidence and provide for the  acceptance  of  appointment  by a  successor  Trustee  with  respect to the
Securities  of one or more series and to add to or change any of the  provisions of the  Indenture  as  shall be  necessary  to  provide  for or  facilitate  the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements  of  the  Indenture;  or to  cure  any  ambiguity,  to  correct  or supplement any provision which may be defective or  inconsistent  with any other provision,  or to make any other provisions with respect to matters or questions arising  under this  Indenture,  provided  that such action shall not  adversely affect the  interests of the Holders of Securities of any series in any material respect.

12.      Events of Default and Acceleration of Maturity; Remedies

         Any one of the following events constitutes an "event of default" under the Indenture:

               o    default in the  payment of any  interest  upon any series of
                    Tortoise  Notes  when it  becomes  due and  payable  and the continuance of such default for a period of 30 days;

               o    default in the payment of any  Redemption  Price  payable on the Redemption Date;

               o    default in the payment of the  principal  of, or premium on, any series of Tortoise Notes at its Stated Maturity;

               o    default in the  performance,  or breach,  of any covenant or warranty  of the  Company  in the  Indenture  (other  than a covenant or warranty a default in whose performance or whose breach is  specifically  dealt  with in  Section  5.1 of the
                    Indenture  or  which  has  expressly  been  included  in the
                    Indenture solely for the benefit of series of Tortoise Notes other than this series),  and continuance of such default or breach for a period of 90 days after  there has been  given, by  registered  or  certified  mail,  to the  Company by the
                    Trustee a written notice  specifying  such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default";

               o    the entry by a court having  jurisdiction in the premises of
                    (A) a decree or order for relief in  respect of the  Company in an  involuntary  case or proceeding  under any applicable
                    Federal or State bankruptcy,  insolvency,  reorganization or other  similar  law or (B) a decree or order  adjudging  the
                    Company a bankrupt or  insolvent,  or  approving as properly
                    filed  a  petition  seeking   reorganization,   arrangement,
                    adjustment  or  composition  of or in respect of the Company under any  applicable  Federal or State law, or appointing a
                    custodian,   receiver,   liquidator,    assignee,   trustee,
                    sequestrator or other similar  official of the Company or of any  substantial  part  of its  property,  or  ordering  the
                    winding  up  or   liquidation   of  its  affairs,   and  the
                    continuance  of any such  decree or order for  relief or any such  other  decree or order  unstayed  and in effect  for a period of 60 consecutive  days (provided that, if

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                    any Person becomes the successor to the Company  pursuant to
                    Article  VIII  of  the   Indenture  and  such  Person  is  a
                    corporation,  partnership  or trust  organized  and  validly existing under the law of a jurisdiction  outside the United
                    States,  each  reference in this  paragraph to an applicable
                    Federal or State law of a particular kind shall be deemed to refer to such law or any  applicable  comparable law of such
                    non-U.S.  jurisdiction,  for as long as such  Person  is the successor to the Company  hereunder  and is so organized and existing);

               o    the  commencement  by the  Company  of a  voluntary  case or proceeding under any applicable Federal or State bankruptcy, insolvency,  reorganization  or other  similar law or of any other case or  proceeding  to be  adjudicated  a bankrupt or insolvent,  or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or  proceeding  under any  applicable  Federal or State bankruptcy, insolvency,  reorganization or other similar law or to the  commencement of any bankruptcy or insolvency case or proceeding  against it, or the filing by it of a petition or answer or consent seeking  reorganization or relief under any applicable Federal or State law, or the consent by it to the  filing of such  petition  or to the  appointment  of or taking  possession  by a  custodian,  receiver,  liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial  part of its property,  or the  making  by it of  an  assignment  for  the  benefit  of creditors,  or  the  admission  by  it  in  writing  of  its inability to pay its debts  generally as they become due, or the taking of corporate action by the Company in furtherance of any such action (provided that, if any Person becomes the successor  to the Company  pursuant  to Article  VIII of the
                    Indenture and such Person is a  corporation,  partnership or trust  organized  and  validly  existing  under the law of a jurisdiction  outside the United  States,  each reference in this  paragraph to an  applicable  Federal or State law of a particular  kind shall be deemed to refer to such law or any applicable comparable law of such non-U.S. jurisdiction, for as long as  such  Person  is the  successor  to the  Company hereunder and is so organized and existing);

               o    if,  pursuant to Section  18(a)(1)(c)(ii)  of the Investment
                    Company Act of 1940, as amended, on the last business day of each of twenty-four  consecutive  calendar months any series of Tortoise  Notes shall have an asset coverage of less than
                    100%; or

               o    a default in the  payment of any  Redemption  Price for this series of Tortoise Notes payable on the Redemption Date; and

               o    any other  "event  of  default"  provided  with  respect  to
                    Tortoise Notes of this series.

         Upon the occurrence of an Event of Default with respect to Tortoise
Notes of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than a majority in principal amount of the Outstanding Tortoise Notes of that series may declare the principal amount of all the Tortoise Notes of that series (or, in the case of any Security of that series which specifies an amount to be due and payable thereon upon

                                       14

acceleration  of the  Maturity  thereof,  such amount as may be specified by the terms thereof) to be due and payable immediately,  by a notice in writing to the
Company (and to the Trustee if given by Holders),  and upon any such declaration such principal  amount (or specified  amount) shall become  immediately  due and payable.  If an Event of Default  specified above with respect to Tortoise Notes of any series at the time  Outstanding  occurs,  the principal amount of all the
Tortoise  Notes of that series  (or, in the case of any  Security of that series which specifies an amount to be due and payable thereon upon acceleration of the
Maturity  thereof,  such amount as may be specified by the terms  thereof) shall automatically,  and without any  declaration  or other action on the part of the
Trustee or any Holder, become immediately due and payable.

         At any time after such a declaration of acceleration with respect to
Tortoise Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the
Indenture, the Holders of a majority in principal amount of the Outstanding
Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if: (1) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Tortoise Notes of that series, (B) the principal of (and premium, if any, on) any Tortoise Notes of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Tortoise Notes, (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Tortoise Notes, and (D) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (2) all
Events of Default with respect to Tortoise Notes of that series, other than the non-payment of the principal of Tortoise Notes of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13 of the Indenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.

13.      Trustee Dealings with the Company

         Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Tortoise Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

14.      No Recourse Against Others

         A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Tortoise Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting the Tortoise
Notes, each Holder of Tortoise Notes waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Tortoise
Notes.

15.      Authentication

         The Trustee's authentication certificate upon the Tortoise Notes shall be substantially in the forms provided in the Indenture. No Tortoise Notes shall be secured or entitled to the benefit of the Indenture, or shall be valid or obligatory for any purpose, unless a certificate of authentication, substantially in such form, has been duly executed by the Trustee; and such certificate of the Trustee upon any Tortoise Notes shall be conclusive evidence and the only competent evidence that such Bond has been authenticated and delivered. The Trustee's certificate of authentication shall be deemed to have been duly executed by it if manually signed by an authorized officer of the
Trustee, but it shall not be necessary that the same person sign the certificate of authentication on all of the Tortoise Notes issued.

16.      Abbreviations

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         Customary abbreviations may be used in the name of a Holder of Tortoise
Notes or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

17.      CUSIP Numbers

         Pursuant to a recommendation promulgated by the Committee on Uniform
Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Tortoise Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Tortoise Notes. No representation is made as to the accuracy of such numbers either as printed on the Tortoise Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder of Tortoise Notes, upon written request and without charge to the Holder of Tortoise Notes, a copy of the
Indenture which has in it the text of the Tortoise Notes in larger type.
Requests may be made to: Tortoise North American Energy Corporation, 10801
Mastin Boulevard, Suite 222, Overland Park, Kansas.

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                                 ASSIGNMENT FORM

             To assign these Tortoise Notes, fill in the form below:

               I or we assign and transfer these Tortoise Notes to

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

        and irrevocably appoint _______________________ agent to transfer these Tortoise Notes on the books of the Company. The agent may substitute another to act for him.

Date:______________      Your Signature:______________________________

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